UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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VOXX International Corporation
(Name of Registrant as Specified in Its Charter)

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180 Marcus Boulevard
Hauppauge, NY 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 19, 2012

Dear Shareholder:

You are cordially invited to the annual meeting of the shareholders of VOXX International Corporation ("Voxx" or the “Company”) which will be held at the Smithtown Sheraton, 110 Motor Parkway, Hauppauge, New York 11788 on Thursday, July 19, 2012 at 10:00 a.m. EDT, for the following purposes:

1.	To elect the nine nominees for director as set forth herein to hold office until the 2013 Annual Meeting of Shareholders;

2.
To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company's independent registered public accounting firm for our fiscal year ending February 28, 2013;

3.	To approve and adopt the Company's 2012 equity incentive plan;

4.	To transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on June 1, 2012 are entitled to notice of, to attend, and to vote at the annual meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available for inspection at the Office of the Secretary, 180 Marcus Boulevard, Hauppauge, NY 11788 for ten (10) days before the meeting, as well as at the meeting.

As detailed in the Proxy Statement, you may vote your shares via the Internet, by telephone, by mail or by written ballot at the annual meeting. Voting your shares via the Internet is the most cost-effective method. If your shares are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the annual meeting, we encourage you to vote your shares promptly using one of the methods discussed above. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

We hope to see many of you at our meeting in Hauppauge, New York.

BY ORDER OF THE BOARD OF DIRECTORS,

CHRIS LIS JOHNSON,
Corporate Secretary

Hauppauge, New York
June 8, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 19, 2012. The Proxy Statement and the Form 10-K of the Company are available at http://www.proxyvote.com.

Please vote your shares promptly.

VOXX INTERNATIONAL CORPORATION
180 MARCUS BOULEVARD
HAUPPAUGE, NEW YORK 11788
631-231-7750

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, JULY 19, 2012

PROXY STATEMENT

This proxy statement contains information about the annual meeting of shareholders of VOXX International Corporation. The accompanying proxy is solicited by the Board of Directors on behalf of the Company which is paying the full costs of the solicitation.

2012 Annual Meeting

The annual meeting of shareholders of VOXX International Corporation will be held at 10:00 a.m. EDT on July 19, 2012 at the Smithtown Sheraton, 110 Motor Parkway, Hauppauge, NY 11788.

At the annual meeting, you will be asked:

•	to elect the nine nominees for director to the Board of Directors to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2013; and

•	to approve and adopt the Company's 2012 Equity Incentive Plan.

The Board of Directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Internet Availability of Proxy Materials

Proxy materials are being furnished to shareholders via the Internet on or about June 8, 2012 rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. This proxy statement and the Company's 2012 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you have not received a copy of our proxy materials and would like to receive one for the annual meeting or for future shareholder meetings, you may request printed copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•
By e-mail: send an email message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12 digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

Solicitation and Voting of Proxies

Only shareholders of record at the close of business on June 1, 2012 (the “Record Date”) will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. At the close of business on the Record Date, there were 21,136,815 outstanding shares of our Class A common stock, par value $.01 per share, and 2,260,954 outstanding shares of our Class B common stock, par value $.01 per share. At the annual meeting, each share of Class A common stock is entitled to one vote (whether in person or by proxy or pursuant to a shareholders' consent) and each share of Class B common stock is entitled to ten votes (whether in person or by proxy or pursuant to a shareholders' consent).

Class A directors are elected by the affirmative vote of a plurality of the votes of the Class A shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The Class A and B directors are elected by the Class A and Class B shareholders voting together. The ratification of the appointment of the independent registered public accounting firm must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Mr. John J. Shalam, our Chairman of the Board, controls in excess of 50% of all outstanding votes and he intends to vote his shares to approve all of the matters to be voted upon at the meeting that are described in this proxy statement.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their name shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

Quorum Requirement and Votes Required

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the annual meeting. If your shares of Voxx Class A Common Stock are held by a broker, bank or other nominee, you will receive instruction from them on how to vote your shares. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The annual meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present. If a quorum is not present, the Chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the annual meeting as originally notified.

If you hold shares of Voxx Class A Common Stock in your own name, you may give instructions on how your shares are to be voted by following the telephone or internet voting procedures described on the proxy card, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope.

The adoption of the Company's 2012 Equity Incentive Plan must receive "For" votes from the holders of a majority of shares present, in person or by proxy, and entitled to vote at the Annual Meeting. A broker is not entitled to vote shares held for a beneficial owner on this proposal. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

•	FOR the election as directors of the nine nominees named in this proxy statement under the caption “Nominees”;

•	FOR the ratification of the appointment by the Audit Committee of Grant Thornton LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending February 28, 2013;

•	FOR the adoption of the Company's 2012 Equity Incentive Plan;

Board Recommendation

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this proxy statement.

Voting Your Shares

The Board of Directors is soliciting proxies from our shareholders. By completing and returning the accompanying proxy, you will be authorizing Patrick M. Lavelle and Charles M. Stoehr to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. You may also vote your shares by mail, telephone or by the Internet as described on your proxy card.

Changing Your Vote By Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

Shareholder Proposals and Director Nominations at Future Meetings

Proposals intended to be presented by shareholders at the Company's 2013 annual meeting must be received by the Secretary of the Company at its principal executive offices no later than February 8, 2013, which is 120 calendar days prior to the anniversary of this year's mailing date. The proposals must comply with all applicable statutes and regulations.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently comprised of Paul C. Kreuch, Jr., Dennis F. McManus, Peter A. Lesser, Philip Christopher, Ari M. Shalam, Fred S. Klipsch, John J. Shalam, Patrick M. Lavelle and Charles M. Stoehr, all with terms ending at the 2012 Annual Meeting of Shareholders. Under the Company's restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The Board has nominated all nine directors, to be elected at the 2012 annual meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his earlier death, resignation or removal.

The ages, principal occupations, certain directorships held (including all directorships held within the past five years), specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director, and other information as of June 1, 2012 with respect to our nominees and directors are shown below. Diversity is one of the factors that the Board of Directors considers in identifying nominees for director. This means that the Board of Directors seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, and knowledge and abilities that will allow the Board to fulfill its responsibilities. In selecting director nominees, the Board of Directors considers all aspects of a potential nominee’s background, including leadership skills, integrity, educational background, business and professional experience, business acumen, diversity of viewpoints, and other qualities. The Board’s goal is to identify individuals who will enhance and add valuable perspective to the Board and who will help us capitalize on business opportunities in a challenging and highly competitive market. The Board of Directors has not adopted a formal diversity policy with regard to the selection of director nominees.

CLASS A DIRECTOR NOMINEES

Paul C. Kreuch, Jr., 74, was elected to the Board of Directors in February 1997. Mr. Kreuch has over 34 years of experience in the banking industry. Since August 2005, he has been a Principal at Knightsbridge Advisors, Inc., a firm specializing in executive retained search, management consulting, and mergers and acquisitions. Prior to entering the search profession, Mr. Kreuch was a banker beginning his career at Pittsburgh National Bank and later Wachovia Bank and Trust Company in Winston-Salem, North Carolina. Mr. Kreuch joined Natwest Bancorp in 1982 and managed the U.S. and Regional banking groups. He became head of corporate banking and was named President, CEO, and a member of the board of Natwest USA (a $17 billion subsidiary), in 1991. Upon the sale of Natwest in 1996, Mr. Kreuch became a management consultant and executive search professional. He has served as a director since 1997 and as Chairman of the Audit Committee since May of 2005. Mr. Kreuch's qualifications to serve on the Board include leadership experience gained through his service as a chief executive officer of other public companies and expertise in corporate finance gained through his decades of experience in commercial banking.

Dennis F. McManus, 61, was elected to the Board of Directors in March 1998. Mr. McManus is currently self-employed as a telecommunications consultant. From May 2001 to February 2005, he was employed full time by LSSI Corporation as Vice President, New Product Marketing. Prior to that, Mr. McManus was employed by NYNEX Corp. (now Verizon) for over 27 years, most recently as a Senior Vice President and Managing Director. Mr. McManus held this position from 1991 through December 31, 1997. Mr. McManus's qualifications to serve on the Board include his extensive leadership experience in the telecommunications industry as well as the operational and strategic experience he gained through his service as Senior Vice President and Managing Director of NYNEX Corp.

Peter A. Lesser, 77, was elected to the Board of Directors in 2003. Mr. Lesser was the President of X-10 (USA) Inc., a wholesaler of electronic home control and security systems from 1984 through 2009. Mr. Lesser is a founder and shareholder of, and has served as a director of X-10 Limited, the Hong Kong based parent company of X-10 (USA) Inc. since 1979. X-10 Limited is a Bermuda corporation with its headquarters in Hong Kong and had a manufacturing facility in China from 1987 to 2011. He was a Member of the Executive Board of the Consumer Electronics Association (“CEA”) from 1999 to 2010, and was its Industry Executive Advisor from 2005 to 2010. From 1997 through 1999, Mr. Lesser served as the President of the (electronic) Security Industry Association (“SIA”). Mr. Lesser's qualifications to serve on the Board include his demonstrated leadership and knowledge of marketing, operational and strategic issues facing the consumer electronics business gained through his experience as a chief executive officer and director of a leading electronic home control and security system business. In addition, Mr. Lesser's years of service on the boards of the CEA and SIA provide the Board with diverse and valuable expertise.

CLASS A AND B DIRECTOR NOMINEES

John J. Shalam, 78, was elected Chairman of the Board of VOXX International Corporation on May 1, 2005. He has served as President, Chief Executive Officer and as a Director of Voxx or its predecessor from 1960 through May of 2005. Since then, he has served as Chairman of the Board and Director of Voxx. Mr. Shalam is on the Board of Industry Leaders of the Consumer Electronics Association (“CEA”). Mr. Shalam's qualifications to serve on the Board include his decades of leadership experience in the consumer electronics industry as well as his in-depth knowledge of the Company, its history and the consumer electronics industry, gained through his years of service to the Company, including leading the Company as President, CEO and Director from 1960 through 2005. Mr. Shalam is also uniquely qualified to provide leadership and strategic expertise to the Board gained through his many years of service on various boards including the JPMorgan Chase Regulatory Advisory Board and various boards of the CEA, including the Executive Board.

Patrick M. Lavelle, 60, was elected President and Chief Executive Officer of VOXX International Corporation on May 1, 2005. He had been Vice President of Voxx since 1980 and was appointed Senior Vice President in 1991. In 1998, Mr. Lavelle was appointed President of Audiovox Electronics Corp., the Company's Mobile and Consumer Electronics Division. He was elected to the Board of Directors in 1993 and serves as a Director of most of Voxx's operating subsidiaries. Mr. Lavelle is a Past Chairman of the Consumer Electronics Association's (“CEA”) Board of Directors. Mr. Lavelle is also a member of the Board of Trustees and Chairman of the Admissions Committee of Marist College, Poughkeepsie, New York. He is currently a member of CEA's Executive Board and Chair of the Compensation Committee. Mr. Lavelle's qualifications to serve on the Board include his expertise in marketing, sales, finance and strategy in the consumer electronics industry gained through his experience as an executive of the Company for over 30 years. In addition, through his years of service on the Board of the Company and other boards, such as the CEA and Marist College, Mr. Lavelle is able to provide diverse and valuable financial and operational expertise to the Board.

Charles M. Stoehr, 66, has been our Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of Voxx since 1987 and also serves as a Director of most of Voxx's operating subsidiaries. Mr. Stoehr's qualifications to serve on the Board include his extensive financial, executive leadership and organizational experience, including over six years of experience in the commercial banking industry and 31 years of experience as Chief Financial Officer of our Company. His insight into the Company's financial performance and the banking and consumer electronics businesses are critical to Board discussions.

Philip Christopher, 62, has served as a Director of Voxx or its predecessor since 1973. Mr. Christopher is considered an independent director of the Company. Up until November 1, 2004, Mr. Christopher had been Executive Vice President of Audiovox Corporation and Chief Executive Officer of Audiovox's cellular subsidiary, Audiovox Communications Corp. From November 1, 2004 through June 30, 2008, Mr. Christopher was the CEO of UTStarcom Personal Communications, LLC. Since July 1, 2008, Mr. Christopher has served as the President and Chief Executive Officer of Personal Communications Devices, LLC. Mr. Christopher also serves on the Executive Committee of the Cellular Telephone Industry Association (“CTIA”) and the Board of Directors of New York Hospital, Queens. Mr. Christopher's qualifications to serve on the Board include his extensive leadership experience in the telecommunications industry and operational and strategic expertise gained through his service as President and CEO of telecommunications companies. In addition, through his service on the board of CTIA and New York Hospital, Mr. Christopher has gained valuable financial and operational experience.

Fred S. Klipsch, 70, is the Chairman of Klipsch Group, Inc. ("KGI") and has served in that capacity for twenty-two (22) years and has been a Director of Voxx since July 2011. Mr. Klipsch has also owned and operated several health care companies and in 2002, successfully executed an IPO of Windrose Medical Properties Trust, a health care REIT. Mr. Klipsch is Chairman of School Choice Indiana, Chairman of Hoosiers for Economic Growth, Chairman of the Educational Choice Charitable Trust and of the Education Committee for the Indiana Chamber of Commerce. He received his B.S. from Purdue University and is a Purdue Honorary PhD. recipient. Mr. Klipsch's qualifications to serve on the Board include his extensive business experience in both the public and private sector as well as his leadership roles in several philanthropic organizations.

Ari M. Shalam, 42, has over 12 years experience in the real estate investment business in sourcing, finance, acquisition, development and management of commercial, retail and residential properties and has been a Director of Voxx since July 2011. Presently, Mr. Shalam is Managing Director of RWN Real Estate Partners, LLC, a NYC based real estate private equity investment fund. From September 2009 to April 2011, Mr. Shalam was the President and CEO of Enterprise Asset Management, Inc. with oversight of nearly one billion dollars in portfolio assets. From December 2003 to September 2009, Mr. Shalam was a senior partner and director of Taconic Investment Partners, a fully integrated real estate investment and development company. From April 2001 to December 2003, Mr. Shalam was director of acquisitions for the Kaufman Organization. From 1992-1996 and 1998-2000, Mr. Shalam was employed by the Company as VP for Strategic Planning. Mr. Shalam is currently a trustee of the Trinity School in New York City and a member of the board of directors of Buggy Baby Inc., a not-for-profit entity. Mr. Shalam received his BS-Economics from the Wharton School of the University of Pennsylvania and his MBA from the Harvard Business School. Mr.

Shalam's qualifications to serve on the Board include his extensive leadership experience and knowledge of real estate, corporate finance and investment strategy gained throughout his real estate investment career.

MANAGEMENT RECOMMENDS VOTING "FOR" ALL OF THE NOMINEE DIRECTORS

Executive Officers of the Registrant

The following is a list of our executive officers as of February 29, 2012:

Name	Age	Date First Elected Officer	Present Title
Patrick M. Lavelle	60	1980	President and Chief Executive Officer
Charles M. Stoehr	66	1978	Senior Vice President and Chief Financial Officer
Thomas Malone	57	1986	Senior Vice President of Sales
C. David Geise	61	2007	Senior Vice President of Sales
Loriann Shelton	55	1994	Senior Vice President of Accounting and Credit
Chris Lis Johnson	60	1986	Vice President of Employee Programs and Corporate Secretary
Richard Maddia	53	1991	Vice President, Management Information Systems
T. Paul Jacobs	54	2011	President and Chief Executive Officer for KGI
David P. Kelley	47	2011	President of Global Sales for KGI
Michael Klipsch	49	2011	President of Global Operations for KGI
Frederick L. Farrar	55	2011	Executive Vice President, Treasurer and Assistant Secretary for KGI

Mr. Patrick M. Lavelle was elected President and Chief Executive Officer of VOXX International Corporation in May 2005. From 1991 to 2005, Mr. Lavelle was Senior Vice President of Voxx. From 1980 to 1991, Mr. Lavelle held the position of Vice President of Voxx. In 1993, Mr. Lavelle was elected to the Board of Directors and serves as a Director of most of Voxx's operating subsidiaries.

Mr. Charles M. Stoehr has been the Chief Financial Officer of VOXX International Corporation since 1978. In 1990, he was elected Senior Vice President of Voxx. Mr. Stoehr was elected to the Board of Directors in 1987 and serves as a Director of most of Voxx's operating subsidiaries.

Mr. Thomas Malone has held the position of Senior Vice President of Sales of VOXX International Corporation from 2006 - present. In 2007, Mr. Malone was appointed President of Audiovox Electronics Corporation (a subsidiary of Voxx). From 1986 to 2006, Mr. Malone was Vice President of Sales for Audiovox Electronics Corporation.

Mr. David Geise has been President of Audiovox Accessories, Corp. (a subsidiary of VOXX International Corporation) and a Senior Vice President of Voxx since 2007. From 1998 - 2006, Mr. Geise held numerous executive positions with Thomson Consumer Electronics. From 2001 - 2006, Mr. Geise was Vice President and General Manager Thomson Accessories World-Wide. In 2006, Mr. Geise also held the position of Vice President of International Business Americas.

Ms. Loriann Shelton has held the position of Senior Vice President of Accounting and Credit of VOXX International Corporation from 2006 - present. During this period, she has been Chief Financial Officer of Audiovox Electronics Corporation and Audiovox Accessories Corporation (subsidiaries of Voxx). From 1994 - 2006, Ms. Shelton was Vice President of Finance and Controller for Audiovox Electronics Corporation.

Ms. Chris Lis Johnson has held the position of Corporate Secretary of VOXX International Corporation since 1980. She has been Vice President of Voxx since 1986. From 2006 to present, she has been Vice President of Employee Programs. From 1994 to 2006, she was Vice President of Systems Management.

Mr. Richard Maddia has held the position of Vice President of Management Information Systems of VOXX International Corporation since 1991. From 1996 - 2005, he was a member of the Board of Directors of Voxx. Prior to joining the Company in 1986, Rick held positions at Upjohn Healthcare Services, Associated Merchandise Corporation and Executive Life Insurance Company.

Mr. T. Paul Jacobs was elected President and CEO of Klipsch Group, Inc. ("KGI") in July 2011. Prior thereto he served as the

President of both Klipsch Audio Technologies and Jamo International and as Executive Vice President, Chief Operating Officer and Vice President of Worldwide Sales for KGI. Mr. Jacobs also serves on the Audio Board of the Consumer Electronics Association.

Mr. David Kelley was elected President of Global Sales of Klipsch Group, Inc. ("KGI") in July 2011. Prior thereto, since joining KGI in 1993, Mr. Kelley served as Vice President of Sales, International Sales Manager, National Sales Manager and other positions at KGI. Mr. Kelley is a member of several industry organizations including CEA, CEDIA, PARA and NSCA most notably.

Mr. Michael Klipsch was elected President of Global Operation, Executive Vice President and Chief Counsel of Klipsch Group, Inc. ("KGI") in 2011. Mr. Klipsch joined Klipsch Audio Technologies in 1996 as Chief Counsel and later served as Senior Vice President of Operations. Prior to joining Klipsch Audio, Mr. Klipsch was a partner at the law firm of Bingham Summers Welsh & Spilman.

Mr. Fred L. Farrar was elected Executive Vice President and Chief Financial Officer of Klipsch Group, Inc. ("KGI") in 2006. Prior thereto he served as EVP/Treasurer and was a member of the KGI Board of Directors. Mr. Farrar has also served as Executive Vice President of Health Care REIT from 2006 through 2010 and as the President and Chief Operating Officer/Treasurer of Windrose Medical Properties Trust from 2002 through 2006, both publicly traded companies.

Under the Company's By-Laws, the officers of the corporation hold office until their respective successors are chosen and qualified or until they have resigned, retired or been removed by the affirmative vote of a majority of the Board of Directors. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was elected.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct

The Company operates in accordance with a plan of corporate governance that is designed to define responsibilities, set high standards of professionalism and personal conduct, and assure compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance and modifies its corporate governance plan accordingly.

It is the policy of the Company that it maintain a standard Code of Business Conduct, Ethics and a Whistleblower or Complaint Procedure that clearly define the organization's expectations of its employees regarding ethical and honest business conduct and actions that represent a conflict of interest. The aforementioned Code of Conduct and Whistleblower policy aids management in preventing and identifying possible fraudulent acts within the Company. The Company's Code of Business Conduct and Ethics for Officers and Directors (the “Code of Ethics”) prohibits our directors, named executive officers (“NEOs”), other officers and key accounting and finance personnel from buying or selling our common stock for at least three business days after material nonpublic information is released to the public or fifteen days prior to the end of each fiscal quarter through three business days after the Company's quarterly and annual earnings release. The Company communicates to all of its employees its Code of Conduct and Ethics and maintains a posting of such policies on its corporate website. The Company does not have a formal written compensation recovery policy. However, it reserves the right to create such a policy in the future.

Board Leadership Structure

The offices of the Chairman of the Board and Chief Executive Officer are currently separate. Mr. Shalam serves as the Company's Chairman and Mr. Lavelle serves as the Company's Chief Executive Officer. The Board believes that this structure is the most appropriate structure at this time. Mr. Shalam is not an independent director, but is the former President and CEO of the Company. The directors of the Board believe that Mr. Shalam's in-depth knowledge of and former management responsibility for the Company's business make him the best qualified director to serve as our Chairman.

Board's Role in Risk Oversight

Our board of directors is responsible for consideration and oversight of risks facing the Company. In order to ensure that material risks are identified and managed appropriately, the Board and its committees regularly review material financial and other risks with management. The Audit Committee reviews and discusses with management the Company's processes and policies with respect to risk assessment and risk management. The Audit Committee also discusses major areas of financial risks with our independent registered accounting firm. In addition, the Company's risk oversight process involves the Board receiving information from management on a variety of matters, including operations, finance, regulatory, and strategy, as well as information regarding any material risks associated with each matter. The full Board, or the appropriate Board committee, receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company's risk management practices. Information brought to the attention of one of the committees can then be shared with management or the full Board, as appropriate.

Board of Directors

The Board of Directors has standing audit, compensation and affiliate transaction committees, and may also, in accordance with the Company's Bylaws, appoint other committees from time to time. Inasmuch as the Company is a “Controlled Company” under Rule 4350(c)(5) of the NASD Manual, the board does not have a standing nominating committee. Each committee has a written charter. Any of these documents will be provided in print to any shareholder who submits a request in writing to the Company's Corporate Secretary, VOXX International Corporation, 180 Marcus Boulevard, Hauppauge, New York 11788.

The Board of Directors held thirteen (13) meetings and acted by consent four (4) times during the fiscal year ended February 29, 2012. Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board and its committees, as well as the annual meeting of shareholders. All of the directors attended last year's annual meeting of shareholders. Each director attended 75% or more of the aggregate number of board and related committee meetings during the year.

Audit Committee

The Audit Committee, which held seven (7) meetings during the fiscal year ended February 29, 2012, currently consists of three members, namely, Paul C. Kreuch, Jr., Chairman, Dennis F. McManus, and Peter A. Lesser, all of whom qualify as “independent directors” and as Audit Committee Members under the Nasdaq corporate governance rules. All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Paul C. Kreuch, Jr., meets the current standard of “audit committee financial expert” as defined in Item 407 of Regulation S-K.

The Audit Committee operates pursuant to the VOXX International Corporation Audit Committee Charter. The Company's independent auditors report directly to the Audit Committee. The Audit Committee, consistent with the SEC rules, meets with management and the auditors prior to the filing of the officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls.

Compensation Committee

The Compensation Committee, which held three (3) meetings during the fiscal year ended February 29, 2012, currently consists of three members, namely, Messrs. Lesser, Chairman, Kreuch and McManus, each of whom qualify as “independent directors” under the Nasdaq corporate governance rules and as “outside directors” under the Internal Revenue Code of 1986. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence to the Company's executive compensation policies and practices; overseeing and administering the Company's stock option plan and restricted stock plans; and approving equity awards and non-equity awards for all employees. The Committee's responsibilities are further defined in the Committee's charter.

Affiliate Transaction Committee

The Affiliate Transaction Committee which met twice during the fiscal year ended February 29, 2012, currently consists of three members, namely, Messrs. McManus, Chairman, Kreuch and Lesser.

The Affiliate Transaction Committee has the authority to negotiate, review and approve or disapprove of any transaction involving consideration of more than $1 million between the Company and any director, officer or controlling shareholder of the Company.

Stock Ownership Guidelines

The Company does not have any, nor does it plan to adopt in the near future, equity ownership targets for its NEOs or other executives to maintain a personal ownership position in the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of three independent directors, Peter A. Lesser, Paul C. Kreuch, Jr. and Dennis F. McManus.

Communications with Directors

Shareholders who wish to communicate with our directors to report complaints or concerns may do so by writing to them c/o Corporate Secretary, VOXX International Corporation, 180 Marcus Boulevard, Hauppauge, NY 11788, or by sending an email to secretary@audiovox.com. Any such communication should contain the security holder's name, number of shares owned, length of period held, proof of ownership, address and any individual director or committee to which the security holder would like to have the written communication sent. Such comments or questions will be referred to members of the Audit Committee. All other questions or comments will be referred to the appropriate director.

Compensation of Directors

Currently, our non-management directors receive an annual retainer of $50,000, plus $1,500 per meeting attended and $1,000 for compensation committee meetings attended and $1,500 for the audit committee ($2,500 for the chair of the audit committee for in-person meetings of the audit committee). If the non-management director attends a meeting via telephone, the fee is $500 per meeting for the board and compensation committee and $1,000 for the audit committee ($1,500 for the chair of the audit committee for telephone attendance of the audit committee). Chairs of each of the audit and compensation committees also receive an additional $15,000 and $10,000 per year, respectively.

The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company's directors during the fiscal year ended February 29, 2012.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Paul C. Kreuch	$83,141	$—	$15,400	$—	$—	$—	$98,541
Dennis F. McManus	$51,724	$—	$15,400	$—	$—	$—	$67,124
Peter A. Lesser	$56,242	$—	$15,400	$—	$—	$—	$71,642
Philip Christopher	$33,000	$—	$15,400	$—	$—	$—	$48,400
Ari Shalam	$35,751	$—	$15,400	$—	$—	$—	$51,151

MANAGEMENT RECOMMENDS VOTING “FOR” ALL OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF SELECTION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board has selected Grant Thornton LLP, as the Company's independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending February 28, 2013 and has further directed that management submit the selection of Grant Thornton LLP for ratification by our shareholders. Grant Thornton LLP has audited the Company's financial statements since Fiscal 2003. Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

The Company has been informed by Grant Thornton LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Stockholder ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accounting Fees and Services

For the fiscal years ended February 29, 2012 and February 28, 2011, the Company was billed the following fees by Grant Thornton LLP (and its affiliates) for services rendered during the year or for the audit in respect of that year:

Fee Type	2/29/2012	2/28/2011
	(In thousands)
Audit Fees(1)	$2,514	$2,749
Audit-Related Fees(2)	232	621
Tax Fees(3)	127	64
Total	$2,873	$3,434

(1)
Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. It also includes fees for statutory audits of our international subsidiaries for the respective fiscal years.

(2)	Audit-Related Fees comprise fees for services that reasonably relate to the performance of the audit or review of the Company's financial statements including the support of business acquisitions.

(3)	Tax Fees comprise fees for tax compliance, tax planning and tax consulting.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton LLP. The policy requires that all services Grant Thornton LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton LLP provided such engagement will amount to fees of less than $50,000 and such engagement is reported to the Chairman of the Committee and reported to and ratified by the Committee at its next meeting.

All of the services for Audit and Audit-Related Fees, Tax Fees and All Other Fees referenced above were approved by the Audit Committee pursuant to Rule 2-01i(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

The Audit Committee considered the compatibility of the non-audit services provided to us by Grant Thornton LLP in Fiscal 2012 on the independence of Grant Thornton LLP from us in evaluating whether to appoint Grant Thornton LLP to perform the audit of our financial statements and internal controls for the fiscal year ending February 28, 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2013.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

As members of the Audit Committee we are responsible for the oversight of all aspects of the Company's accounting and financial reporting processes, internal controls and audit functions.

Management has primary responsibility for the integrity of the Company's financial information and the financial reporting process, including the system of internal controls. We have reviewed and discussed the Company's financial statements with management.

Grant Thornton LLP, the Company's independent registered public accounting firm, is responsible for conducting independent audits, in accordance with generally accepted auditing standards, of the Company's financial statements and management's assessment and effectiveness of internal controls. Grant Thornton LLP also has the responsibility of expressing an opinion on the financial statements of the Company.

In connection with the preparation and filing of the Company's annual report on Form 10-K for the fiscal year ended February 29, 2012 (the “2012 Annual Report on Form 10-K”):

•	the Audit Committee reviewed and discussed the audited financials included in the 2012 Annual Report on Form 10-K with the Company's management and Grant Thornton LLP; and

•
the Audit Committee discussed with Grant Thornton, LLP the matters required to be discussed by Statement of Accounting Standards (SAS) 61 (as updated by SAS 114 The Auditor's Communication with Those Charged with Governance); and

•
the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP and satisfied itself as to Grant Thornton LLP's independence; and

•
met with representatives of Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the February 29, 2012 audited financial statements and assessment of the effectiveness of internal control over financial reporting be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Paul C. Kreuch, Jr. Chairman
Dennis F. McManus
Peter A. Lesser

PROPOSAL 3

APPROVAL OF 2012 EQUITY INCENTIVE PLAN

The VOXX International 2012 Equity Incentive Plan (the “2012 Equity Plan”) was adopted by the Board of Directors on May 8, 2012, subject to stockholder approval. The 2012 Equity Plan is the successor to and continuation of the Company's 2006 Audiovox Corporation Stock Compensation Plan (the “Prior Plan”).

If this Proposal 3 is approved by our stockholders, the 2012 Equity Plan will become effective upon the date of the annual meeting and no additional stock awards will be granted under the Prior Plan (although all outstanding stock awards granted under the Prior Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plan). In the event that our stockholders do not approve this Proposal 3, the 2012 Equity Plan will not become effective and the Prior Plan will continue in its current form.

The approval of the 2012 Equity Plan will allow us to continue to grant stock options and other awards at levels determined appropriate by our Board of Directors and Compensation Committee. The 2012 Equity Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

Approval of the 2012 Equity Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the 2012 Equity Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million.  However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the 2012 Equity Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2012 Equity Plan (as described in the summary below).

Description of the 2012 Equity Incentive Plan

The material features of the 2012 Equity Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2012 Equity Plan. Shareholders are urged to read the actual text of the 2012 Equity Plan in its entirety, which is appended as Appendix A to the copy of this Proxy Statement filed with the Securities and Exchange Commission (the “SEC”), which may be accessed from the SEC's website at www.sec.gov and which we made available online at www.proxyvote.com.

Types of Awards

The terms of the 2012 Equity Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Award

If this Proposal 3 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2012 Equity Plan will not exceed 2,031,709 shares plus the number of shares subject to outstanding awards under the prior plan that may expire, terminate, are forfeited or reacquired (the “Share Reserve”).  Such maximum number of shares reserved for issuance consists of (1) 2,000,000 newly requested shares and (2) the number of unallocated shares remaining available for the grant of new awards under the Prior Plan as of the effective date of the 2012 Equity Plan and the shares subject to outstanding stock awards granted under the Prior Plan that on or after the effective date of the 2012 Equity Plan (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (collectively, the “Returning Shares”).

The number of shares available for issuance under the 2012 Equity Plan is reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.6 shares for each share of common stock issued pursuant to a restricted stock award, restricted stock unit award, performance stock award, or other stock award.

If a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2012 Equity Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2012 Equity Plan. Any shares reacquired by us pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award will become available for issuance under the 2012 Equity Plan.

Any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the 2012 Equity Plan.  Additionally, any shares reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the 2012 Equity Plan.

To the extent there is a share of common stock issued pursuant to a restricted stock award, restricted stock unit award, performance stock award or other stock award and such share of common stock again becomes available for issuance under the 2012 Equity Plan, then the number of shares of common stock available for issuance under the 2012 Plan will increase by 1.6 shares.

As of June 1, 2012, there were 31,709 shares available for grant under the Prior Plan, all of which were grantable in the form of stock options, stock appreciation rights and stock awards other than options and stock appreciation rights.  As of June 1, 2012, stock options to purchase approximately 828,698 shares were outstanding and awards other than stock options covering an aggregate of 66,667 shares were outstanding. We had no outstanding stock appreciation rights as of June 1, 2012. The weighted-average exercise price of all stock options outstanding as of June 1, 2012 was $6.82, and the weighted-average remaining term of such stock options was 1.24 years. As of June 1, 2012, the closing price of our common stock as reported on the Nasdaq Global Select Market was $9.56 per share and a total of 21,136,815 shares of our common stock were outstanding.  As of June 1, 2012, no awards have been granted under the 2012 Equity Plan.

Eligibility

All of our approximately 2,100 employees, 9 directors and various consultants as of June 1, 2012 are eligible to participate in the 2012 Equity Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2012 Equity Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

Under the 2012 Equity Plan, a maximum of 250,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 250,000 shares of our common stock in the case of performance stock awards and $1,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Administration

The 2012 Equity Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2012 Equity Plan to a committee. Our Board of Directors has delegated concurrent authority to administer the 2012 Equity Plan to the Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee.  Each of the Board of Directors and the Compensation Committee are considered to be the “Plan Administrator” for purposes of this Proposal. Subject to the terms of the 2012 Equity Plan, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2012 Equity Plan.

The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2012 Equity Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2012 Equity Plan pursuant to stock option agreements. The 2012 Equity Plan permits the grant of stock options that qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”). Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2012 Equity Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder's stock option agreement, stock options granted under the 2012 Equity Plan generally terminate three months after termination of the optionholder's service unless (i) termination is due to the optionholder's disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder's service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder's death) within 18 months following the optionholder's death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder's termination, or (iv) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2012 Equity Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.

Stock options granted under the 2012 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2012 Equity Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder's death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2012 Equity Plan is 100,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Equity Plan pursuant to restricted stock award agreements.  A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient's services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator.  Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator.  Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.  Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2012 Equity Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2012 Equity Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant.  The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2012 Equity Plan.

Performance Awards

The 2012 Equity Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board of Directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria (“performance criteria”) enumerated in the 2012 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2012 Equity Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders' equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the Compensation Committee (and the Board of Directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.  In addition, the Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2012 Equity Plan.  The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2012 Equity Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2012 Equity Plan and described below), the Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the award;

•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and

•
make a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (B) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2012 Equity Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the 2012 Equity Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2012 Equity Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

Our Board of Directors will have the authority to amend or terminate the 2012 Equity Plan at any time. However, except as otherwise provided in the 2012 Equity Plan, no amendment or termination of the 2012 Equity Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2012 Equity Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2012 Equity Plan after the tenth anniversary of the earlier of the date the 2012 Equity Plan was adopted by the Board of Directors or approved by our stockholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2012 Equity Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder's capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2012 Equity Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2012 Equity Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2012 Equity Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the 2012 Equity Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the 2012 Equity Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors or employees under the 2012 Equity Plan.

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Affiliate Transaction Committee of the Board reviews all related party transactions involving aggregate consideration of more than $1 million between the Company and any of the Company's controlling shareholders or members of our board of directors or officers or affiliates. All facts and circumstances surrounding each related party transaction may be considered. If the Affiliate Transaction Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. Transactions or relationships previously approved by the committee or in existence prior to the formation of the committee do not require approval or ratification.

We lease some of our office, warehouse and distribution facilities from entities in which our Chairman owns controlling interests. The following table identifies leases that result in payments in excess of $120,000 to any of the related entities.

			Paid During Fiscal
			Year Ended
Real Property Location	Expiration Date	Owner of Property	2/29/2012
150 Marcus Blvd Hauppauge, NY	March 30, 2016	150 Marcus Blvd. Realty, LLC(1)	$735,746
555 Wireless Blvd Hauppauge, NY	November 30, 2026	Wireless Blvd. Realty, LLC(2)	$567,269
3502 Woodview Trace Indianapolis, IN	May 31, 2012 (4)	Woodview, LLC (3)	$1,337,979

(1)	Property owned by 150 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 99% and Mr. Shalam's three sons own the remaining 1%.

(2)
Property owned or leased by Wireless Blvd. Realty, LLC, a New York limited liability company, owned 98% by the Shalam Long Term Trust, 1% by John J. Shalam and 1% by Mr. Shalam's three sons. The Shalam Long Term Trust is a grantor trust of which Mr. Shalam is the Grantor and his three sons are the beneficiaries. In connection with the sale of substantially all of the assets relating to our wireless business to UTStarcom Inc. (“UTStarcom”) on November 1, 2004, Audiovox Corporation and UTStarcom entered into a sublease agreement for the space at 555 Wireless Boulevard, Hauppauge, New York which provides for a net monthly rent of $46,000 for five years. On July 1, 2008, Wireless Blvd. Realty, LLC received notice that a Permitted Transfer of the sublease (as that term is defined therein) to Personal Communication Devices, LLC had occurred. The sublease agreement has been renewed and requires, for a term of three years, monthly payments of $50,000 until November 1, 2012.

(3)	Fred Klipsch, Chairman of the Board of KGI, is a managing member, and Paul Jacobs, Chief Executive Officer for KGI is a member of Woodview, LLC.

(4)	On April 20, 2012, the Company purchased the property at 3502 Woodview Trace from Woodview, LLC, and the Affiliate Transaction Committee reviewed and approved this purchase.

We believe that the terms of each of the leases are no less favorable to us than those that could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between us and such persons in the future, such conflicts will be resolved by a committee of disinterested directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of the Company's Common Stock by all directors, nominees for election as directors, executive officers named in the Summary Compensation Table and all directors and such executive officers as a group. Unless otherwise indicated, the principal address of each of the shareholders below is c/o VOXX International Corporation, 180 Marcus Blvd., Hauppauge, New York 11788. Except as otherwise provided, the table below relates to shares of the Company's Class A Common stock. The content of the table is based upon information supplied by the Company's named executive officers, directors and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of June 1, 2012.

	Number of Shares		Percent of
	Beneficially		Outstanding
Name and Address(1)	Owned(2)		Shares
John J. Shalam	4,304,345	(3)	17.9%
Philip Christopher, 555 Wireless Blvd., Hauppauge, NY 11788	214,474		*
Patrick M. Lavelle	160,733		*
Charles M. Stoehr	75,282		*
Fred S. Klipsch	—		*
Thomas C. Malone	24,438		*
T. Paul Jacobs	22,500		*
Loriann Shelton	36,500		*
Paul C. Kreuch, Jr.	12,500		*
Dennis F. McManus	12,500		*
Peter A. Lesser	12,500		*
Ari Shalam	44,668	(4)	*
All directors and officers as a group (17 persons)	4,994,742		20.8%

* Less than one (1%) percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2)
The number of shares stated as “beneficially owned” includes stock options currently exercisable or that are exercisable within sixty (60) days of June 1, 2012 - Mr. John Shalam - 250,000, Mr. Christopher - 10,000, Mr. Lavelle - 137,500, Mr. Stoehr - 68,750, Mr. Klipsch - 0, Mr. Malone - 24,423, Mr. Jacobs - 12,500, Ms. Shelton - 32,500, Mr. Kreuch - 12,500, Mr. McManus - 12,500, Mr. Lesser - 12,500, and Mr. Ari Shalam - 5,000. Such shares are deemed outstanding for the purpose of calculating the percentage ownership of each person.

(3)
Includes 2,144,152 shares of Class B common stock (which are entitled to 10 votes per share) held by Mr. Shalam that he may convert into Class A common stock at any time. Excludes 116,802 shares of Class B common stock and 2,202 shares of Class A common stock held by Mr. Shalam's three sons.

(4)
Includes 38,934 shares of Class B common stock (which are entitled to 10 votes per share) held by Mr. Ari Shalam that he may convert into Class A common stock at any time. Excludes 10 shares of Class A common stock held for the benefit of his minor son.

Security Ownership of More than Five Percent

The following table contains information with respect to ownership of the Company's common stock by persons or entities that are beneficial owners of more than five percent of the Company's Class A common stock. The information contained in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Number of Shares	Percent of
	Beneficially	Outstanding
Name and Address of Other 5% Holders of Class A Common Stock	Owned	Shares
Kahn Brothers LLC(1)	2,334,702	10.12%
555 Madison Avenue, 22nd Floor
New York, NY 10022

Donald Smith & Co., Inc.(2)	1,668,601	8.02%
152 West 57th Street
New York, NY 10019

Dimensional Fund Advisors LP(3)	1,731,428	8.32%
6300 Bee Cave Road
Building One
Austin, TX 78746

BlackRock Inc.(4)	1,800,794	8.65%
40 East 52nd Street
New York, NY 10022

(1)	Information reported is derived from a Schedule 13G-A of Kahn Brothers LLC filed with the Securities and Exchange Commission on February 1, 2012.

(2)	Information reported is derived from a Schedule 13G dated February 10, 2012 of Donald Smith & Co., Inc. filed with the Securities and Exchange Commission on February 13, 2012.

(3)	Information reported is derived from a Schedule 13G dated February 10, 2012 of Dimensional Fund Advisors LP filed with the Securities and Exchange Commission on February 13, 2012.

(4)	Information reported is derived from a Schedule 13G dated January 20, 2012 of BlackRock Inc. filed with the Securities and Exchange Commission on February 10, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CDA”) describes our compensation philosophy, policies and practices with respect to our Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and the other individuals named in the “Summary Compensation Table” below, who are collectively referred to as the Named Executive Officers (“NEOs”) for the fiscal year ended February 29, 2012. It includes information regarding the Company's overall compensation objectives and each element of compensation that we provide. The Company's compensation policies and practices were evaluated to ensure that they do not encourage excessive risk taking. It should be noted that performance based compensation plans require participants to take on normal business risks to grow the business and maintain and/or increase its profitability. Management’s internal review included consideration of all employees of the Company, based on classification, location and operating unit. We do not structure performance based programs to incent any employee, location or operating unit to exceed that normal level of business risk. Based on this assessment, the Company concluded that it has a balanced pay and performance program.

The principal elements of our executive compensation programs are base salary, annual performance based non-equity incentives and cash bonuses, short-term and long-term equity incentive awards in the form of stock options, a deferred compensation program, supplemental executive term life insurance and disability plans, certain perquisites and other benefits such as a 401(k) and Profit Sharing Plan with employer matching contributions, a Cash Bonus Profit Sharing Plan and health and welfare plans that are generally available to all of our salaried employees. The Company's objective is that the total compensation paid to executive officers and other employees should be competitive with the compensation provided to other persons with similar levels of responsibility at companies of similar size, complexity, revenue and growth potential. The Company's executive compensation practices recognize the caliber, level of experience and performance of management and include meaningful incentives to maximize long term shareholder value while achieving the Company's short term financial objectives.

The Compensation Committee, which we refer to in this discussion as the “Committee,” reviews and approves compensation for the Company's PEO, PFO, other NEOs and directors, subject to Board of Director approval. Periodically, the Committee reviews relevant competitive data provided by third party compensation professionals, the internal human resource department and the observations and recommendations of the Company's executive management. In addition, the PEO submits recommended compensation levels for other executive officers of the Company to the Committee for its review and approval. The Committee has the discretion to modify any compensation recommendations by management.

The Role of Company Executives in the Compensation Process

Although the compensation process is managed and driven by, and decisions are made by the Committee, the recommendations of certain Company executive officers are taken into account in connection with setting the compensation of other executive officers. As described above, the PEO makes initial recommendations with respect to executive officers other than himself. Executive officers also participate in the preparation of materials requested by the Committee for use and consideration at the Compensation Committee meetings. The Company bases its compensation plan on the Company's performance. The Company conducted an internal study of the compensation plans for each of its PEO, PFO, NEO's and other senior vice presidents and vice presidents to determine whether its compensation plans created risks that would be reasonably likely to have material adverse effects on the Company. In a report submitted to the Compensation Committee, the Company concluded that the compensation plans and the Company's framework of internal controls ensure that the compensation policies and practices will not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Policies

The Committee has designed the Company's compensation program to promote individual performance and to be competitive with market practices in order to attract, retain, and motivate talented individuals in the consumer electronics industry, taking into account relative size, performance and geographic location as well as individual responsibilities and performance. The Company's compensation program also seeks to hold our executives accountable and reward them appropriately for the success of the Company. Accordingly, the Committee strives to create an executive compensation program that is competitive, as well as reflective of Company-wide strategic objectives and individual performance.

The Committee recognizes that certain elements of compensation are better suited to achieving different compensation objectives. The Committee believes that: (i) base salaries, which are based on market practices of similar companies, are designed to attract and retain our executives; (ii) bonuses are designed to motivate our executives to achieve specific corporate and personal performance goals and to share in the Company profits; (iii) equity incentive awards are designed to align the interest of our executive officers and shareholders by (a) motivating and rewarding the executive officer when shareholder value increases, and

(b) reward the executive officer for continued future service; (iv) deferred compensation plans are designed to provide our executives with supplemental retirement benefits by permitting the deferral of additional salary and bonuses with a limited employer matching contribution; (v) supplemental executive term life insurance and disability plans are designed to provide our executives and their families with supplemental benefits in accordance with market practices, and; (vi) other elements of compensation are primarily based on market practices.

The Committee's philosophy for other benefits, such as general retirement and health and welfare benefits, is to make these benefits available to employees on a non-discriminatory basis. The Company's compensation philosophy is designed to structure its compensation policy so that executive compensation is dependent on the achievement of corporate objectives and on the long-term increases in shareholder value.

The Company's executive compensation programs are designed to achieve the following objectives:

•	Offer a total compensation package that is competitive with the compensation levels and practices of peer companies;

•	Motivate and reward executives whose performance is important to the Company's continued growth, profitability and success;

•	Align a portion of executive compensation to the Company's financial strategic objectives and the executive's individual contributions toward those objectives;

•	Align the interest of the Company's executives with the long term interests of its shareholders;

•	Motivate executives to work together to achieve corporate goals by linking the annual cash incentives to the achievement of those corporate goals and;

•	Provide incentives that promote executive retention.

The Company has engaged performance compensation consultants in the past to assist the Committee in reviewing the compensation programs for its executive officers and other officers of the Company. The consultants provided the Committee with relevant market data and alternatives to consider when making compensation decisions regarding the PEO, PFO and the Company's other executives. The review encompassed total compensation components, peer compensation levels and the link between cash incentive compensation, plan results and Company performance and included executive compensation trends and developments which were reviewed by the Company's Board of Directors. One of the recommendations considered was to continue to utilize stock-based compensation, profit sharing and other forms of equity and non-equity awards to motivate and retain its executives.

Principal Elements of our Executive Compensation Programs

This section describes the various elements of our compensation programs for our NEOs, with a discussion of the Committee's reasons for including a particular item in the compensation program. The Company's executive compensation program has five principal components that are discussed below.

Executive Base Salary

The Company provides our NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Annual base salary ranges are determined for each executive, on a case-by-case basis, based on the position, the individual level of responsibility and performance, and the unique value and historical contributions made to the Company's success. The Committee reviews salaries each year as part of the Company's annual performance review process as well as upon a promotion or other change in job responsibility. In addition, the base salaries of our NEOs and other employees are periodically reviewed and measured against market data provided by outside consultants and the Company's internal human resources group. The Committee reviews base salary recommendations from the PEO for our other executive officers other than the PEO. Based upon this review process, the Committee approves base salaries for our executive officers. The Committee believes that the base salaries for our executive officers are based on levels commensurate with competitive amounts paid to executives with comparable qualifications at companies engaged in similar businesses or in the same region and of similar size.

2012 Executive Incentive Bonus Plan

Executive bonuses are used to motivate individuals and to reward our executives for the achievement of the Company's financial objectives and their individual performance goals. Bonus formulas are approved by the Committee at the beginning of the fiscal year and are paid on an annual basis after the completion of the fiscal bonus year. Under our bonus programs, the Chairman of the Board and the Chief Financial Officer's bonuses are based upon the Company's pre-tax earnings, except for extraordinary items.

For Fiscal 2012, Mr. Shalam's bonus was 3% or $1,245,143 of consolidated pre-tax earnings of the Company and Mr. Stoehr's bonus was .75%, or $304,717 of consolidated pre-tax earnings (including certain adjustments). The Chief Executive Officer's bonus required attainment of targeted pre-tax earnings of the Company of two hundred and fifty thousand dollars ($250,000) for each and every five million dollars ($5,000,000) for Fiscal 2012. As the Company earned pre-tax profits in excess of $40,000,000 (including certain adjustments), the first through eighth pre-tax bonus targets were met. Accordingly, the CEO received a bonus of $2,000,000 for Fiscal 2012.
For Fiscal 2012, Mr. Malone's bonus was determined by multiplying the return on sales percentage by pre-tax income (if applicable) of Audiovox Electronics Corp by fifty percent (50%). The return on sales percent is capped at five (5%) percent with a guaranteed minimum annual aggregate salary and bonus of $500,000. For Fiscal 2012, Mr. Malone earned a bonus of $662,837.
Ms. Shelton's bonus is determined by the achievement of individual performance goals (as determined by the PEO) plus $40,000 upon the achievement of consolidated pre-tax earnings of $5,000,000, plus $40,000 upon the achievement of consolidated pre-tax earnings of $10,000,000, $25,000 upon the achievement of consolidated pre-tax earnings of $15,000,000, $25,000 upon the achievement of consolidated pre-tax earnings of $25,000,000, $40,000 upon the achievement of consolidated pre-tax earnings of $30,000,000, plus $40,000 for the achievement of each additional $5,000,000 of consolidated pre-tax earnings thereafter. For Fiscal 2012, Ms. Shelton earned a bonus of $305,000.
Mr. Jacobs and Mr. Klipsch's bonuses are determined by the achievement of performance goals (as determined by the PEO), plus an EBITDA target for the Klipsch subsidiary (as determined by the PEO). Mr. Jacobs is also entitled to a put option, which is determined by multiplying the cumulative after tax net profit or loss of KGI (commencing March 1, 2011 ("Commencement Date") and bearing interest at the same per annum rate the Company receives from its lead bank) by 1.6%. For Fiscal 2012, Mr. Jacobs earned $182,663. For Fiscal 2012, Mr. Jacobs' total bonus was $402,957, and Mr. Klipsch's bonus was $473,100.
Other executive officers' bonuses are based on a target of 20% of the executive's base salary. The Committee based 50% of the executive officers' bonus on the achievement of corporate profitability targets during the fiscal year and 50% of the bonus was based on achievement of individual performance targets. The Committee believes that incentive cash bonuses should have an individual component that an executive directly contributes to and a corporate component that an executive indirectly contributes to. Individual performance objectives are determined by the executive officer to which the potential bonus recipient reports. At times, the Committee will approve additional discretionary cash bonus awards that the PEO recommends for certain executives based on individual performance levels that exceed expectations or for the successful completion of special strategic projects or events. During Fiscal 2012, the other executive officers' bonuses were 20%.

The Committee also reviews the unique circumstances involved in the recruitment of the Company's executive officers and will approve the payment of hiring bonuses if, in the judgment of the Committee, such payments are necessary to successfully recruit certain executives.

Executive Stock Based Compensation Awards

The Company's Stock Based Compensation Incentive Plan (the “Stock Based Incentive Plan”) encourages participants to focus on long-term Company performance and provides an opportunity for our executives and designated key employees to increase their ownership in the Company through grants of the Company's common stock or grants of stock options. The Stock Based Incentive Plan provides for restricted stock grants and option grants to executive officers, employees and outside directors. The purpose of the Company's Stock Based Incentive Plan is to provide additional incentive to our executives, directors, and other employees whose substantial contributions are essential to the continued growth and success of the Company's business. Grants of stock or options are designed to strengthen their commitment to the Company, to motivate such persons to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. Additionally, the purpose of the Stock Based Incentive Plan is to secure, for the Company and its shareholders, the benefits of the incentive inherent in increased common stock ownership by our executives and the members of the Board who are not employees of the Company who drive, direct and execute the Company's strategic objectives.

The Committee administers the Company's Stock Based Incentive Plan for our executive officers, employees, and outside directors. Stock based compensation is primarily composed of stock option grants and restricted stock and is intended to focus our executives on creating long-term shareholder value. The Committee will periodically grant stock options and stock awards to executives who are responsible for designing and implementing the Company's long-range strategic plan. At its discretion, the Committee also grants options and stock awards based on individual and corporate achievements. Under these plans, the Committee grants options to purchase common stock, with an exercise price equal to or above the fair market value of the common stock on the date of grant. To date, the Committee has never elected to re-price outstanding options. For grants of stock awards, shares are issued to the executive on the vesting date of the awards at the closing price of the stock on the vesting date. The Committee believes that providing stock options and stock awards to the executive officers, who are responsible for the Company's management and growth, gives them an opportunity to own the Company's stock and better aligns their interests with the interests of our shareholders. The Stock Based Incentive Plan also promotes the retention of our executives due to the vesting provisions of the option and stock award grants and the potential upside for stock price appreciation. Recent option and award grants vest over a pre-determined period and options expire two or three years from vesting date.

The Committee approves grants made to the PEO, PFO, directors and other executive officers and, in certain cases, recommends grants to the entire Board for its approval. The Committee determines the number of shares underlying each stock option grant or stock award based upon the executive level and years of service, the Company's performance and the executives' individual roles and responsibilities. As discussed above, the Company typically reviews salaries, bonuses, other benefits, stock option grants and stock awards on an annual basis. This process typically begins during the fourth quarter and is completed before the fiscal year end or shortly thereafter. The Committee determined that options or awards would typically be granted annually in each fiscal year. In addition, in the event that an executive officer or a designated key employee is hired during the year, the Committee may make a discretionary grant at the commencement of employment.

During Fiscal 2012, the Committee awarded additional stock options to the Chairman of Voxx and named executive officers with an incentive price of $7.75 per share, with all shares vesting on February 29, 2012. During Fiscal 2012, 2,500 and 20,000 of prior stock option awards with exercise prices of $6.37 and $7.48, respectively, expired unexercised. The number of outstanding awards for the Chairman and each named executive officer is set forth in the Outstanding Equity Awards at 2012 Fiscal Year End table below. Also during Fiscal 2012, the Committee awarded stock awards to the Chairman of Voxx and certain named executive officers with a share value of $7.60, with an equal number of shares vesting on February 29, 2012, February 28, 2013 and February 28, 2014. The number of awards not yet vested for the Chairman and each named executive officer is set forth in the Outstanding Equity Awards at 2012 Fiscal Year End table below.

For these reasons, the Committee considers stock options and awards as an important element of compensation when it reviews our executive officer compensation programs.

Executive Deferred Compensation Plan

The Company has a non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) for a select group of executives, including the NEOs. The Plan is intended to provide certain executives the ability to defer additional salary and bonuses, in addition to those amounts that are permitted to be deferred under the Company's 401(k) and Profit Sharing Plan. The Deferred Compensation Plan provides for an employer matching contribution equal to 25% of the employee deferrals up to $20,000 or a maximum employer matching contribution of $5,000 per year, which vests immediately. For Fiscal 2012, the Company continued its temporary suspension of employer matching contributions in connection with the Overhead Reduction Program outlined below. Except for Mr. Lavelle's compensation arrangement, the Company is under no obligation to set aside any additional funds for the purpose of making payments under the Plan. In accordance with Mr. Lavelle's Fiscal 2012 compensation arrangement, the Company is required to contribute $250,000 annually into a separate deferred compensation account (the “Lavelle Account”) on his behalf and for his benefit. The employer contributions into this account are invested by the Company in certain mutual funds. All earnings and losses are allocated directly to this account and all employer contributions and earnings thereon vest immediately. Contributions and earnings and the total account balance on this account as of the end of the 2012 fiscal year are shown in the Nonqualified Deferred Compensation table for Mr. Lavelle on page 25 of this proxy statement.

The Deferred Compensation Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. All compensation deferred under the Plan is held by the Company in a “Rabbi” investment trust and invested by the participant among a number of mutual funds. Earnings and losses are allocated to the participant's individual account. Company contributions are vested immediately. The Committee has the option of amending or terminating the Plan at any time. Contributions and earnings on those contributions and total account balances as of the end of the 2012 fiscal year are shown for our NEOs in the Nonqualified Deferred Compensation table on page 25 of this proxy statement.

Perquisites and Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance plans, our 401(k) and profit sharing plan, the Cash Bonus Profit Sharing Plan, in each case on the same basis as our other employees. In addition, certain executives, including our NEOs, receive additional benefits, including supplemental life insurance, supplemental short-term and long-term disability benefits, car allowances or mileage reimbursements, and reimbursement of business related expenses.

Tax and Accounting Implications of the Executive Compensation Program

It is the Committee's goal that the Company's executive compensation programs maximize the benefit of tax laws and accounting requirements, while meeting the Company's compensation policies and objectives. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company's PEO or other NEOs. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualified performance based” compensation. The Committee believes it is desirable and in the Company's best interest to deduct compensation payable to our executive officers. Accordingly, the Committee considers the anticipated tax treatment to our Company and our executive officers in the review and establishment of compensation programs and payments. The Committee will continue to monitor the executive compensation programs to preserve the related Federal income tax deductions.

The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

We adopted ASC 718 (formerly SFAS No. 123R) (“ASC 718”) effective December 1, 2005. In determining equity compensation awards for Fiscal 2012, we generally considered the potential expense of our compensation awards under ASC 718 and the impact on earnings per share. We concluded that the award levels are in the best interests of our shareholders given competitive compensation practices among our peer companies, the awards' potential expense, our performance and the impact of the awards on executive motivation and retention.

Severance and Termination Benefits

With the exception of Mr. Lavelle and Mr. Jacobs' Employment Agreements (as defined below), we do not have a formal written severance plan or severance agreement with any executive, including our NEO's. However, we have in the past and may in the future provide severance benefits to our executives on a case-by-case basis, after taking into consideration the reason for termination and other factors present at the time of separation. The Company does not have any formal written agreements with any of our executives as it relates to change in control benefits or payments. However, the Committee reserves the right to enter into such arrangements with our NEOs.

Employment Agreements

On June 11, 2007 the Company's Board of Directors authorized and approved a three-year employment contract effective March 1, 2007 with Mr. Patrick M. Lavelle (the “Employment Agreement”). A copy of the Employment Agreement was filed as Exhibit 10 to the Company's Report on Form 8-K filed on June 15, 2007 with the Securities and Exchange Commission.

The Employment Agreement will be automatically renewed for successive one year periods unless either party notifies the other of his or its intention not to renew the Employment Agreement not less than one hundred eighty (180) days prior to the expiration of the initial or any renewal term, as the case may be. On March 1, 2012, the contract automatically renewed for one year.

During the term of the Employment Agreement the Company will pay Mr. Lavelle an annual base salary of Seven Hundred Fifty Thousand Dollars ($750,000) per annum. Pursuant to the Employment Agreement, Mr. Lavelle, effective as of the first fiscal year the Company achieves any year-end pre-tax profit, and for each fiscal year thereafter during the employment period, shall have credited to the Lavelle Account Two Hundred Fifty Thousand Dollars ($250,000) for Mr. Lavelle's benefit, which sum shall be in addition to any other amounts that the Company may be required to pay for Mr. Lavelle's benefit under any deferred compensation plan established for the benefit of Mr. Lavelle and/or any other key executives of the Company.

In addition, the Company will pay Mr. Lavelle an annual bonus of Two Hundred Fifty Thousand Dollars ($250,000) for each and every Five Million Dollars ($5,000,000) of pre-tax profit earned by the Company during the fiscal year. In addition, the Employment Agreement provides for an annual discretionary merit based bonus, at the sole discretion of the Board, based on the Company's performance.

In the event of the termination of Mr. Lavelle's employment, by the Company with or without cause, by Mr. Lavelle with or without good reason or by virtue of Mr. Lavelle's death or disability, Mr. Lavelle will be entitled to certain payments, continuation of benefits and vesting of stock based compensation depending on the reason for termination as more specifically set forth in the Employment Agreement.

Mr. Lavelle is subject to a confidentiality restriction during his employment and thereafter, and to non-compete, non-solicitation and non-disparagement restrictions during his employment and for 24 months following termination.

The above is a summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement.

On February 3, 2011, KGI entered into an employment agreement with Mr. Jacobs, which agreement was authorized and approved by the Company's Board of Directors in conjunction with the Company's acquisition of KGI (the “KGI Agreement”). A copy of the KGI Agreement was filed as Exhibit 10.5 to the Company's Report on Form 10-K filed on May 16, 2011 with the Securities and Exchange Commission. The KGI Agreement is effective until either party notifies the other of his or its intention to terminate employment with the Company according to the terms outlined in the agreement.

During the term of the KGI Agreement, the Company will pay Mr. Jacobs an annual base salary of Four Hundred Twenty-Five Thousand Dollars ($425,000) per annum, subject to review and potential upward adjustment annually.

In addition, the Company will pay Mr. Jacobs an annual bonus equal to a maximum of fifty percent (50%) of his base salary based on achievement of EBITDA goals (as determined by the PEO) and other goals established at the beginning of each year, which are designed to promote the growth of the Company. In addition, the KGI Agreement provides for a put option for Mr. Jacobs, determined by multiplying the cumulative after tax net profit or loss of KGI (commencing March 1, 2011 ("Commencement Date") and bearing interest at the same per annum rate the Company receives from its lead bank) by 1.6%. Mr. Jacobs may begin to request cash payment of his accumulated put option balance beginning 30 months from the Commencement Date and at no less than 60 month intervals, thereafter, at his request.

In the event of the termination of Mr. Jacobs' employment, by the Company without cause, by Mr. Jacobs with good reason or by virtue of Mr. Jacobs' death or disability, the executive will be entitled to certain payments and continuation of benefits depending on the reason for termination as more specifically set forth in the KGI Agreement.

Mr. Jacobs is subject to confidentiality restrictions during his employment and thereafter, and to non-compete, non-solicitation and non-disparagement restrictions during his employment and for 12 months following termination.

The above is a summary of the terms of the KGI Agreement and is qualified in its entirety by reference to the KGI Agreement.

On February 3, 2011, KGI entered into a five year employment contract with Mr. Fred S. Klipsch, which agreement was authorized and approved by the Company's Board of Directors in conjunction with the Company's acquisition of KGI (the “Klipsch Agreement”). A copy of the Klipsch Agreement was filed as Exhibit 10.7 to the Company's Report on Form 10-K filed on May 16, 2011 with the Securities and Exchange Commission. The Klipsch Agreement is effective for a period of five years or, if earlier, Mr. Klipsch's death or disability.

During the term of the Klipsch Agreement the Company will pay Mr. Klipsch an annual base salary of Eight Hundred Thirty Thousand Dollars ($830,000) per annum during the first two years of the agreement, and Fifty Thousand Dollars ($50,000) per annum during the remaining three years of the agreement.

In addition, for the first two years of the Klipsch Agreement, the Company will pay Mr. Klipsch an annual bonus equal to a maximum of sixty percent (60%) of his base salaries based on achievement of EBITDA goals (as determined by the PEO) and other goals established at the beginning of each year, which are designed to promote the growth of the Company.

Mr. Klipsch is subject to confidentiality restrictions during his employment and thereafter.

The above is a summary of the terms of the Klipsch Agreement and is qualified in its entirety by reference to the Klipsch Agreement.

Overhead Reduction Program

In January 2008, our PEO put into place a broad overhead reduction plan across all internal departments. This plan was modified during Fiscal 2012 and remains in effect as of the date of this report with respect to certain employee benefit plans. The plan occurred in various phases. The initial component provided for a temporary mandated 10% reduction in base salary of our Senior Vice Presidents and above. The remaining components initiated during the fourth quarter of Fiscal 2009 mandated the following additional reductions for our NEO's:

•	The Chairman received additional reductions to total 25% during Fiscal 2009. During the first half of Fiscal 2010, the Chairman temporarily relinquished all but 2% of his salary.

•	The Chief Executive Officer received additional reductions for a total reduction of 25% in base salary.

•	Divisional Presidents received additional reductions for a total reduction of 15% in base salary (including guaranteed minimums, if applicable).

The above programs were in place during Fiscal 2010. For Fiscal 2011, only half of the above reductions remained in effect. For Fiscal 2012, all salaries were restored prospectively.

As part of the Overhead Reduction Program, the Company has continued the temporary suspension of the matching portion related to the Company's 401(k) Plan and Deferred Compensation Plan outlined in their respective sections of this proxy.

401(k) and Profit Sharing Plan

The Company has a 401(k) plan for eligible employees. The Company matches a portion of the participant's contributions in the amount of 50% of elective deferrals up to a maximum of 6% of eligible compensation after three months of service. Shares of the Company's common stock are not an investment option in the Savings Plan and the Company does not use such shares to match participants' contributions. The Company has temporarily suspended the 401(k) matching contribution in connection with the Overhead Reduction Program.

KGI sponsors a 401(k) plan for the subsidiary's eligible employees. KGI matches a portion of the participants' contributions in the amount of 25% of elective deferrals up to a maximum of 4% of eligible compensation after six months of service. KGI contributed approximately $90,000 to its 401(k) plan during Fiscal 2012.

The Company also has a Profit Sharing Plan that allows the Company to make discretionary profit sharing contributions for the benefit of participating employees, including the NEOs, for any fiscal year in an amount determined by the Board of Directors. Whether or not the Board of Directors makes a discretionary contribution, the size of the contribution is dependent upon the performance of the Company. A participant's share of the discretionary contribution is determined pursuant to the participant's eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. During Fiscal 2012, the Board did not make a discretionary profit sharing contribution to the Plan in connection with the Overhead Reduction Program.

Cash Bonus Profit Sharing Plan

The Company has a Cash Bonus Profit Sharing Plan that allows the Company to make profit sharing contributions for the benefit of eligible employees, including NEOs, for any fiscal year in an amount not to exceed 3.5% of pre-tax profits or $2.5 million. If pre-tax profits in any given fiscal year do not exceed $3 million, there will be no contribution to the Cash Bonus Profit Sharing Plan for that fiscal year. The size of the contribution is dependent upon the performance of the Company. A participant's share of the contribution is determined pursuant to the participant's eligible wages for the fiscal year as a percentage of eligible wages for all participants for the fiscal year. The Company elected not to make a cash bonus profit sharing contribution for Fiscal 2012 in connection with the Overhead Reduction Program.

Measuring Company Performance for Compensation Purposes

The value of our stock options is based upon the Company's performance, as reflected in the price of its stock and is believed to best reflect the longer-term performance of the Company. Bonuses and other performance-based incentives are based on revenue, operating income targets or pre-tax profits established in connection with the annual budgeting process, or achieving certain strategic goals and are believed to best reflect the short-term performance of the Company.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Members of the Compensation Committee

Peter A. Lesser, Chairman
Paul C. Kreuch, Jr.
Dennis F. McManus

Fiscal 2012 Summary Compensation Table

						Non-Equity
Name and				Stock	Option	Incentive Plan	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation
Position	Year	(1)(6)	(4)	(2)	(3)	(4)	(5)	Total
Patrick M. Lavelle	2012	$1,000,000	$—	$228,000	$77,000	$2,000,000	$16,924	$3,321,924
President and Chief	2011	$1,000,020	$—	$—	$—	$750,000	$16,582	$1,766,602
Executive Officer	2010	$812,602	$—	$—	$605,250	$500,000	$18,482	$1,936,334

Charles M. Stoehr	2012	$400,000	$—	$152,000	$38,500	$304,717	$18,021	$913,238
Senior Vice President and	2011	$400,000	$—	$—	$—	$113,070	$17,840	$530,910
Chief Financial Officer	2010	$360,000	$—	$—	$302,625	$102,204	$17,961	$782,790

Thomas C. Malone	2012	$224,351	$—	$—	$38,500	$662,837	$14,614	$940,302
Senior Vice President	2011	$225,000	$—	$—	$—	$401,481	$14,651	$641,132
	2010	$191,250	$—	$—	$67,250	$233,750	$17,465	$509,715

Paul Jacobs (7)	2012	$446,875	$—	$—	$38,500	$402,957	$13,197	$901,529
President and Chief	2011	$—	$—	$—	$—	$—	$—	$—
Executive Officer, KGI	2010	$—	$—	$—	$—	$—	$—	$—

Loriann Shelton	2012	$300,000	$—	$152,000	$38,500	$305,000	$14,227	$809,727
Senior Vice President	2011	$300,000	$30,000	$—	$—	$105,000	$14,277	$449,277
	2010	$270,000	$10,000	$—	$107,600	$90,000	$14,619	$492,219

John J. Shalam (8)	2012	$450,000	$—	$228,000	$77,000	$1,245,143	$15,401	$2,015,544
Chairman of The Board	2011	$450,000	$—	$—	$—	$461,997	$13,637	$925,634
	2010	$149,224	$—	$—	$605,250	$417,874	$33,870	$1,206,218

Fred Klipsch (7)(8)	2012	$830,000	$—	$—	$—	$473,100	$68	$1,303,168
Chairman of the Board,	2011	$—	$—	$—	$—	$—	$—	$—
KGI	2010	$—	$—	$—	$—	$—	$—	$—

(1)
The Company deferred $250,000 in Fiscal Years 2012, 2011 and 2010 of Mr. Lavelle's salary into a special deferred compensation account (the “Lavelle Account”). See further discussion in the non-qualified deferred compensation plan table.

(2)
This column represents the aggregate fair value of stock awards granted to our Voxx Chairman, PEO and PFO. The amounts presented do not represent the actual value that will be recognized by the individuals upon issuance.

(3)
This column represents the aggregate fair value of stock options granted to each of our NEO's. No stock options were granted during Fiscal 2011. The amounts presented do not represent the actual value that will be recognized by the NEO's upon exercise, as applicable.

(4)	Refer to CD&A for a further discussion on the non-equity incentive plan and bonus calculations for the Voxx and KGI Chairmen and NEOs.

(5)	See the All Other Compensation Table below for additional information.

(6)
In January 2008, our PEO put into place a broad overhead reduction plan across all internal departments for the remainder of Fiscal 2008, Fiscal 2009, Fiscal 2010 and Fiscal 2011 (see Overhead Reduction Program for further details). The plan consisted of various components including temporary mandated reductions in base salary of all employees relative to position. Klipsch was acquired on March 1, 2011 and was not included under the Overhead Reduction Program.

(7)	Mr. Jacobs and Mr. Klipsch became employees of the Company on March 1, 2011, pursuant to the Company's acquisition of KGI.

(8)	Mr. Shalam, Chairman of the Board of Voxx, and Fred Klipsch, Chairman of the Board of KGI, are not executive officers of the Company.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

			Employer
		Value of	Contributions
		Supplemental Life	Relating to
	Auto	Insurance	Employee
Name of Executive	Allowance	Premiums(1)	Savings Plan(2)	Other (3)	Total
Lavelle	$13,929	$2,927	$69	$—	$16,925
Stoehr	$13,806	$4,146	$69	$—	$18,021
Malone	$12,000	$2,545	$69	$—	$14,614
Jacobs	$—	$979	$2,468	$9,750	$13,197
Shelton	$12,000	$2,158	$69	$—	$14,227
Shalam	$2,197	$13,135	$69	$—	$15,401
Klipsch	$—	$68	$—	$—	$68

(1)
This column represents taxable payments made for the Chairmen of Voxx and KGI and the named executives to cover premiums for a $1,000,000 life insurance policy and supplemental disability insurance, which are owned by each executive.

(2)
The amounts attributable to Mr. Lavelle, Mr. Stoehr, Mr. Malone, Ms. Shelton and Mr. Shalam represent adjustments for the prior year related to their Company's 401(k) Plan as the Company has temporarily suspended matching contributions for the 401(k) and Deferred Compensation Plans. KGI employees contribute to a separate 401(k) plan, whose matching contributions were not suspended during Fiscal 2012.

(3)	This column contains continuing education and professional licensing fees reimbursed by KGI to Mr. Jacobs for his law license.

Note: The column entitled “Employer Contributions Relating to Cash Bonus Profit Sharing Plan” has been omitted because there were no employer contributions to the Cash Bonus Profit Sharing Plan for Fiscal 2012.

Grants of Plan Based Awards during Fiscal 2012

The following table discloses the amount of non-equity incentive plan awards for Fiscal 2012:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
Lavelle	2012	$250,000	$2,000,000	$2,000,000
Stoehr	2012	$—	$304,717	$304,717
Malone	2012	$275,000	$662,837	$662,837
Jacobs (1)	2012	$—	$402,957	$402,957
Shelton	2012	$—	$305,000	$305,000
Shalam	2012	$—	$1,245,143	$1,243,143
Klipsch	2012	$—	$473,100	$473,100

(1)	Included within Mr. Jacobs' target and maximum non-equity incentive award is a bonus of $220,294, as well as put option earnings of $182,663.

Note: The columns which present information related to "All Other Awards" have been omitted as there is no information to report in these columns for Fiscal 2012.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table sets forth outstanding stock option awards classified as exercisable and unexercised and restricted stock awards not yet vested as of February 29, 2012, for the Chairman and NEOs.

		Option Awards			Stock Awards
		Number of			Number of	Market
		Securities			Shares	Value of
		Underlying			That	Shares
		Unexercised	Option		Have	That
		Options	Exercise	Option	Not	Have Not
	Grant	Exercisable	Price	Expiration	Vested	Vested
Name	Date	(#)	($)	Date	(#)	(#)
Lavelle	9/14/2009	112,500	$6.37	11/30/2012
	9/14/2009	112,500	$6.37	11/30/2013
	5/26/2011	25,000	$7.75	2/28/2014
	5/26/2011	—			20,000	$152,000
Stoehr	9/14/2009	56,250	$6.37	11/30/2012
	9/14/2009	56,250	$6.37	11/30/2013
	5/26/2011	12,500	$7.75	2/28/2014
	5/26/2011	—			13,333	$101,333
Malone	9/14/2009	12,500	$6.37	11/30/2012
	9/14/2009	12,500	$6.37	11/30/2013
	5/26/2012	12,500	$7.75	2/28/2014
Jacobs	5/26/2011	12,500	$7.75	2/28/2014
Shelton	9/14/2009	20,000	$6.37	11/30/2012
	9/14/2009	20,000	$6.37	11/30/2013
	5/26/2011	12,500	$7.75	2/28/2014
	5/26/2011	—			13,333	$101,333
Shalam	9/14/2009	112,500	$6.37	11/30/2012
	9/14/2009	112,500	$6.37	11/30/2013
	5/26/2011	25,000	$7.75	2/28/2014
	5/26/2011	—			20,000	$152,000

Note: Mr. Klipsch has not been granted any stock options or stock awards.

Option Exercises and Stock Vested at 2012 Fiscal Year End

The following table contains information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended February 29, 2012, by the following NEO's.

	Option Awards		Stock Awards
	Option Awards
	Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired on	Realized
	on Exercise	on Exercise	Vesting	on Vesting
	(#)	($)	(#)	($)
Lavelle	—	$—	10,000	$127,900
Stoehr	—	$—	6,667	$85,271
Malone	12,500	$89,500	—	$—
Shelton	—	$—	6,667	$85,271
Shalam	—	$—	10,000	$127,900

Nonqualified Deferred Compensation for Fiscal Year 2012

The table below provides information on the non-qualified deferred compensation of our Chairman and NEOs:

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions in	Earnings in	Withdrawals/	February 29,
Name	in Fiscal 2012(1)	Fiscal 2012(2)	Fiscal 2012(3)	Distributions	2012
Lavelle	$—	$250,000	$—	$250,000	$—
Stoehr	$—	$—	$—	$—	$—
Malone	$—	$—	$(10,661)	$118,073	$128,810
Shelton	$—	$6,577	$4,069	$71,810	$266,306
Shalam	$—	$—	$—	$—	$—

(1)
Represents contributions made by Chairman of Voxx and Voxx NEOs into the Company's deferred compensation plan. Such amounts are included in the salary or bonus column in the summary compensation table. Employees of Klipsch did not participate in the Company's deferred compensation plan in Fiscal 2012.

(2)
Represents Company matching contributions to or funding of the Chairmen's and each NEO's deferred compensation account. Such amounts are included in the All Other Compensation column in the Summary Compensation Table, except for the funding of Mr. Lavelle's deferred compensation account, which is included in the Salary column in the Summary Compensation Table.

(3)	Represents interest, dividends and changes in market value of the Chairmen's, each NEO's and employer contributed funds.

Equity Compensation Plan

The following table provides certain information as of May 14, 2012 about Voxx common stock that may be issued under Voxx's existing equity compensation plan.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance
	to be Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plan
	Outstanding Options	Outstanding Options	(Excluding Securities
Plan Category	and Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,070,625	$6.71	31,709

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market (the “Nasdaq”). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. To the Company's knowledge, based solely upon a review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions for the fiscal year ended February 29, 2012, with the exception of the inadvertent late filings of Form 4 reports on March 21, 2012, by Mr. John J. Shalam, Mr. Patrick M. Lavelle, Mr. Charles M. Stoehr and Ms. Loriann Shelton, which reported the vesting of shares of restricted stock granted on May 26, 2011, which grants were timely reported on Form 4's filed on May 31, 2011.

OTHER MATTERS

At the time of preparation of this Proxy Statement, neither the Board of Directors nor management know of any matters to be presented for action at the meeting other than as set forth in Proposals 1, 2 and 3 of the Notice of Annual meeting and this Proxy Statement. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon according to their best judgment.

By order of the Board of Directors

CHRIS LIS JOHNSON
Corporate Secretary
VOXX International Corporation

Hauppauge, New York
June 8, 2012

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone, or (3) by mail. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A

VOXX INTERNATIONAL CORPORATION

2012 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS:  MAY 8, 2012

1.             GENERAL.

(a)           Successor to and Continuation of Prior Plan.  The Plan is intended as the successor to and continuation of the Audiovox Corporation 2006 Stock Compensation Plan (the “Prior Plan”).  Following the Effective Date, no additional stock awards may be granted under the Prior Plan.  Any shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards under the Prior Plan as of the Effective Date (the “Prior Plan's Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired or withheld by the Company to satisfy a tax withholding obligation or as consideration for the exercise of an Option (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan will be subject to the terms of this Plan.

(b)           Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(c)           Available Awards.  The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)           Purpose.  The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Class A Class A Common Stock through the granting of Awards.

2.             ADMINISTRATION.

(a)           Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)           Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Class A Common Stock under the Award; (E) the number of shares of Class A Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)           To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)         To settle all controversies regarding the Plan and Awards granted under it.

(iv)          To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Class A Common Stock may be issued).

(v)           To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award

Agreement, suspension or termination of the Plan will not impair a Participant's rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi)          To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Class A Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Class A Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan.  Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant's rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)        To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant's rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, (1) a Participant's rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant's consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)           To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)           Delegation to Committee.

(i)            General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Committee may, at any time, abolish the subcommittee and/or revert in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revert in the Board some or all of the powers previously delegated.

(ii)           Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(a)           Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Class A Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Class A Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(b)           Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(c)           Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Options or SAR under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value of the Class A Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action prior to such an event in accordance with applicable  law.

3.             SHARES SUBJECT TO THE PLAN.

(a)           Share Reserve.

(i)            Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Class A Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 2,031,709 shares (which number is the sum of (i) the number of shares (31,709) subject to the Prior Plan's Available Reserve and (ii) an additional 2,000,000 new shares) plus (B) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).  For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Class A Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).  Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)           Subject to subsection 3(b), if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Class A Common Stock that may be available for issuance under the Plan.

(iii)         Subject to subsection 3(b), the number of shares available for issuance under the Plan will be reduced by: (i) one (1) share for each share of Class A Common Stock issued pursuant to (A) an Option with respect to which the exercise price is at least one hundred percent (100%) of the Fair Market Value of the underlying Class A Class A Common Stock on the date of grant, or (B) a Stock Appreciation Right with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Class A Common Stock on the date of grant; and (ii) 1.6 shares for each share of Class A Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(b)           Reversion of Shares to the Share Reserve.

(i)            Shares Available For Subsequent Issuance.  If any shares of Class A Class A Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  To the extent (A) there is issued a share of Class A Class A Common Stock pursuant to a Stock Award that counted as 1.6 shares against the number of shares available for issuance under the Plan pursuant to Section 3(a) or (B) any Returning Share that was granted under the Prior Plan pursuant to a stock award other than a stock option or stock appreciation right, and in either (A) or (B) such share of Class A Common Stock becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a) or this Section 3(b), then the number of shares of Class A Common Stock available for issuance under the Plan will increase by 1.6 shares.  Also, each share reacquired by the Company pursuant to Section 8(h) in connection with a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award will again become available for issuance under the Plan pursuant to this Section 3(b) and will increase the number of shares of Class A Common Stock available for issuance under the Plan by 1.6 shares.

(ii)           Shares Not Available For Subsequent Issuance.  If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will no longer be available for issuance under the Plan.  Also, any shares reacquired by the Company pursuant to Section 8(h) upon the exercise of an Option or Stock Appreciation Right or as consideration for the exercise of an Option or Stock Appreciation Right will no longer be available for issuance under the Plan.

(c)           Incentive Stock Option Limit.  Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Class A Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 100,000 shares of Class A Common Stock.

(d)           Section 162(m) Limitations.  Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i)            A maximum of 250,000 shares of Class A Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year.  Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company's stockholders.

(ii)           A maximum of 250,000 shares of Class A Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)         A maximum of $1,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)           Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Class A Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.             ELIGIBILITY.

(a)           Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b)           Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.             PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Class A Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)           Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)           Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Class A Common Stock equivalents.

(c)           Purchase Price for Options.  The purchase price of Class A Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:

(i)            by cash, check, bank draft or money order payable to the Company;

(ii)           pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)         by delivery to the Company (either by actual delivery or attestation) of shares of Class A Common Stock;

(iv)          if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Class A Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Shares of Class A Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)            in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)           Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Class A Common Stock equal to the number of Class A Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price.  The appreciation distribution may be paid in Class A Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)           Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)            Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)           Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)         Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Class A Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Class A Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)            Vesting Generally.  The total number of shares of Class A Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Class A Common Stock as to which an Option or SAR may be exercised.

(g)           Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates (other than for Cause and other than upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)           Extension of Termination Date.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Class A Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant's Award Agreement, if the sale of any Class A Common Stock received upon exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Class A Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)            Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)            Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant's Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement.  If, after the Participant's death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)           Termination for Cause.  Except as explicitly provided otherwise in a Participant's Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant's Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant's termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)            Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Class A Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee's regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.             PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)           Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  To the extent consistent with the Company's bylaws, at the Board's election, shares of Class A Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)           Vesting.  Shares of Class A Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)         Termination of Participant's Continuous Service.  If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Class A Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)          Transferability.  Rights to acquire shares of Class A Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Class A Common Stock awarded under the Restricted

Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)            Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)           Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Class A Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Class A Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)           Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)         Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Class A Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)          Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Class A Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)            Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Class A Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Class A Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)          Termination of Participant's Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

(c)           Performance Awards.

(i)            Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii) above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)           Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.

The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)         Board Discretion.  The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv)          Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Class A Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)           Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Class A Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Class A Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.             COVENANTS OF THE COMPANY.

(a)           Availability of Shares.  The Company will keep available at all times the number of shares of Class A Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)           Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Class A Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Class A Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Class A Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Class A Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Class A Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)           No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.             MISCELLANEOUS.

(a)           Use of Proceeds from Sales of Class A Common Stock.  Proceeds from the sale of shares of Class A Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)           Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the

Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)           Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Class A Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Class A Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Class A Common Stock subject to such Award has been entered into the books and records of the Company.

(d)           No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)           Change in Time Commitment.  In the event a Participant's regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)            Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)           Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Class A Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Class A Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Class A Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Class A Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Class A Common Stock.

(h)           Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means  or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Class A Common Stock from the shares of Class A Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Class A Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)            Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)            Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Class A Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)           Compliance with Section 409A.  To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Class A Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six (6) months following the date of such Participant's “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant's death.

9.             ADJUSTMENTS UPON CHANGES IN CLASS A COMMON STOCK; OTHER CORPORATE EVENTS.

(a)           Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)           Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Class A Common Stock not subject to a forfeiture condition or the Company's right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Class A Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)           Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.  In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)            arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)           arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Class A Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company);

(iii)         accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv)          arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)            cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)          make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company's Class A Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or  portions thereof or with respect to all Participants.  The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)           Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)           The Board may suspend or terminate the Plan at any time.  No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights.  Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.          EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.          CHOICE OF LAW.

The laws of the State of New York will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.          DEFINITIONS.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)           “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)           “Award” means a Stock Award or a Performance Cash Award.

(c)           “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Class A Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)            “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant's unauthorized use or disclosure of the Company's confidential information or trade secrets; or (v) such Participant's gross misconduct. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)           “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)         there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)          individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h)           “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)            “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)            “Class A Common Stock” means the Class A Common Stock of the Company.

(k)           “Company” means Voxx International Corporation, a Delaware corporation.

(l)            “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

(m)          “Continuous Service” means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant's Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)           “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)         a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)           “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p)           “Director” means a member of the Board.

(q)           “Disability” means, with respect to a Participant,  the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)           “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2012 provided this Plan is approved by the Company's stockholders at such meeting.

(s)            “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)            “Entity” means a corporation, partnership, limited liability company or other entity.

(u)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)           “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

(w)          “Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:

(i)            If the Class A Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Class A Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Class A Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)           Unless otherwise provided by the Board, if there is no closing sales price for the Class A Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)         In the absence of such markets for the Class A Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)           “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)           “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)           “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Class A Common Stock granted pursuant to the Plan.

(cc)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)         “Other Stock Award” means an award based in whole or in part by reference to the Class A Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)          “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh)         “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii)           “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)           “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk)         “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders' equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll)           “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(mm)      “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn)         “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo)         “Plan” means this Voxx International Corporation 2012 Equity Incentive Plan.

(pp)         “Restricted Stock Award” means an award of shares of Class A Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq)         “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr)         “Restricted Stock Unit Award” means a right to receive shares of Class A Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss)          “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu)         “Rule 405” means Rule 405 promulgated under the Securities Act.

(vv)         “Rule 701” means Rule 701 promulgated under the Securities Act.

(ww)       “Securities Act” means the Securities Act of 1933, as amended.

(xx)         “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Class A Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy)         “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)         “Stock Award” means any right to receive Class A Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)      “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)      “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc)       “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

VOTE BY INTERNET - www.proxyvote.com
VOXX INTERNATIONAL CORPORATION
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

180 MARCUS BOULEVARD
ATTN: CHRIS LIS JOHNSON	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
HAUPPAUGE, NY 11788
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M47879-P28475 KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICTED BY THE BOARD OF DIRECTORS		All	All	Except

Vote on Directors
1.	ELECTION OF DIRECTORS. To elect our board of nine directors	☐	☐	☐

Nominees:
Class A Shareholders vote:
01) Paul C. Kreuch, Jr.
02) Dennis F. McManus
03) Peter A. Lesser
04) John J. Shalam
05) Patrick M. Lavelle
06) Charles M. Stoehr
07) Philip Christopher
08) Ari M. Shalam
09) Fred S. Klipsch

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:						For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2013;					☐	☐	☐

3.	To approve and adopt the Company's 2012 Equity Incentive Plan					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

-------------------------------------------------------------------------------------------------------------------------------------------M37046-P14707

VOXX INTERNATIONAL CORPORATION
180 Marcus Boulevard
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 19, 2012

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 19, 2012, at the Smithtown Sheraton, 110 Motor Parkway, Hauppauge, NY 11788 at 10:00 a.m., or any adjournment or postponement thereof.

Continued and to be signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com
VOXX INTERNATIONAL CORPORATION
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

180 MARCUS BOULEVARD
ATTN: CHRIS LIS JOHNSON	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
HAUPPAUGE, NY 11788
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M47881-P28475 KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

VOXX INTERNATIONAL CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICTED BY THE BOARD OF DIRECTORS		All	All	Except

Vote on Directors
1.	ELECTION OF DIRECTORS. To elect our board of nine directors	☐	☐	☐

Nominees:
Class B Shareholders vote:
01) John J. Shalam
02) Patrick M. Lavelle
03) Charles M. Stoehr
04) Philip Christopher
05) Ari M. Shalam
06) Fred S. Klipsch

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:						For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2013;					☐	☐	☐

3.	To approve and adopt the Company's 2012 Equity Incentive Plan					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

-------------------------------------------------------------------------------------------------------------------------------------------M37046-P14707

VOXX INTERNATIONAL CORPORATION
180 Marcus Boulevard
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 19, 2012

The undersigned appoints Patrick M. Lavelle and Charles M. Stoehr, each as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of VOXX International Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held July 19, 2012, at the Smithtown Sheraton, 110 Motor Parkway, Hauppauge, NY 11788 at 10:00 a.m., or any adjournment or postponement thereof.

Continued and to be signed on the reverse side